UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 2, 2016

STEREOTAXIS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-36159	94-3120386
(Commission File Number)	(IRS Employer Identification No.)

4320 Forest Park Avenue, Suite 100, St. Louis, Missouri	63108
(Address of Principal Executive Offices)	(Zip Code)

(314) 678-6100

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On August 2, 2016, Stereotaxis, Inc. (the “Company”) received a determination letter from the Nasdaq Hearings Panel (the “Panel”) notifying the Company that its common stock will be delisted from The Nasdaq Capital Market (“Nasdaq”) and that suspension of trading in the shares will be effective at the open of business on August 4, 2016. The determination letter also indicated that Nasdaq would complete the delisting by filing a Form 25 Notification of Delisting with the Securities Exchange Commission, after applicable appeal periods have lapsed. The Panel made the determination to delist the Company’s common stock because the Company did not demonstrate compliance with the minimum $35 million market value of listed securities requirement for a period of ten consecutive trading days by August 1, 2016, as required by a decision previously issued by the Panel on May 2, 2016.

The Company’s shares of common stock will be eligible to commence trading on the OTCQX® Best Market on August 4, 2016. The Company expects that its shares will continue to trade on the OTCQX® under the Company’s current ticker symbol of “STXS.”

Item 8.01.	Other Events

On August 3, 2016, the Company issued a press release (the “Press Release”) announcing that the Company’s shares of common stock will be eligible for trading on the OTCQX® Best Market effective with the open of business on August 4, 2016, and that its common stock will be delisted from Nasdaq effective with the open of business on August 4, 2016. A copy of the Press Release is being filed as Exhibit 99.1 hereto, and the statements contained therein are incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

99.1	Stereotaxis, Inc. Press Release dated August 3, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEREOTAXIS, INC.

Date: August 3, 2016	By:	/s/ Karen Witte Duros
	Name:	Karen Witte Duros
	Title:	Sr. Vice President, General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Stereotaxis, Inc. Press Release dated August 3, 2016